Exhibit 99

Keithley Instruments Announces Reduction in Global Workforce to Improve Financial Performance

CLEVELAND--(BUSINESS WIRE)--August 25, 2009--Keithley Instruments, Inc. (NYSE:KEI), a world leader in advanced electrical test instruments and systems, today announced additional cost reductions designed to improve the Company’s financial performance. The Company has reduced its global workforce by approximately ten percent, which includes the impact of a voluntary separation program.

The estimated non-recurring severance, separation and related costs associated with the reductions are expected to approximate $2.3 to $2.6 million on a pre-tax basis. The actual costs will be determined when the actions are completed in September, and it is expected that the majority of the charges will be recorded in the fourth quarter of fiscal 2009. The Company is currently estimating that the annual costs savings associated with this reduction in force and other expected discretionary cost reductions will approximate ten percent of the Company’s estimated fiscal 2009 operating costs.

“As we have previously stated, we plan to return to profitability in fiscal 2010, and we believe that the actions we have taken today will help us achieve that goal,” stated Joseph P. Keithley, the Company’s Chairman, President and Chief Executive Officer. “We know these actions will have a significant impact on our employees; however, we have made these decisions to improve our financial results in light of our customers’ current spending levels.”

Forward Looking Statements

Statements in this release that are not historical facts, including those relating to cost reduction measures and cost savings, are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; timing of recognizing shipments to revenue; the Company's ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; and the Company’s ability to implement planned cost savings initiatives and other initiatives to return to profitability without adversely affecting the Company’s product development program and strategic initiatives. Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission. In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved. Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Keithley Instruments, Inc.

With more than 60 years of measurement expertise, Keithley Instruments has become a world leader in advanced electrical test instruments and systems from DC to RF (radio frequency). Our customers are scientists and engineers in the worldwide electronics industry involved with advanced materials research, semiconductor device development and fabrication, and the production of end products such as portable wireless devices. The value we provide them is a combination of products for their critical measurement needs and a rich understanding of their applications to improve the quality of their products and reduce their cost of test.

CONTACT:
Keithley Instruments, Inc.
Mark J. Plush, 440-248-0400
Vice President and Chief Financial Officer
Fax: 440-248-6168
http://www.keithley.com